UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2012

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23 Main Street, Homdel, NJ		07733
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code): (732) 528-2600

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2012 the Board of Directors of Vonage Holdings Corp., a Delaware corporation (“Vonage” or the “Company”), entered into a Tax Benefits Preservation Plan (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). The Board of Directors of the Company adopted the Rights Agreement to protect against a possible limitation on Vonage’s ability to use its $795 million U.S. federal net operating losses (the “Tax Benefits”) to reduce potential future federal income tax obligations.

In the past, the Company has experienced substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, the Company may “carry forward” these losses in certain circumstances to offset future earnings and thus reduce its federal income tax liability, subject to certain requirements and restrictions. At the end of 2011, reflecting its sustained profitable operating performance over the past three years and continued expectations for future income, the Company determined that the Tax Benefits were more likely than not to be used prior to their expiration. Accordingly, the Company released its valuation allowance against these Tax Benefits. If, however, Vonage experiences an “ownership change,” as defined in Section 382 of the Code, its ability to use the Tax Benefits will be substantially limited, which could therefore significantly impair the value of the Tax Benefits.

Pursuant to the Right Agreement, on June 7, 2012, the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.001 per share (“Common Stock”). The dividend is payable to holders of record of the Common Stock as of the close of business on June 18, 2012 (the “Record Date”) upon the later to occur of the Record Date and certification by the New York Stock Exchange to the Securities and Exchange Commission that the Rights have been approved for listing and registration. The terms of the Rights are set forth in the Plan.

The following is a summary of the terms of the Rights Agreement. It is qualified in its entirety by the full text of the Rights Agreement (which includes as Exhibit A the form of Certificate of Designation of the Series A Participating Preferred Stock of the Company and as Exhibit B the forms of Right Certificate and Election to Exercise), which is attached as Exhibit 4.1 hereto and incorporated by reference herein. A copy of the Rights Agreement is also available free of charge from the Company.

Exercise. Prior to the “Distribution Date,” as discussed below, the Rights are not exercisable. After the Distribution Date, each Right is exercisable to purchase, for $10.00 (the “Purchase Price”), one one-thousandth of a share of Series A Participating Preferred Stock, $0.001 par value per share, of Vonage (“Preferred Stock”), subject to adjustment in accordance with the terms of the Rights Agreement.

Distribution Date. Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. On or after the Distribution Date, subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock. The Distribution Date will occur upon the earlier of (i) ten (10) business days following the date of a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 4.9% or more of the outstanding shares of Common Stock or such earlier date on which a majority of the Board of Directors becomes aware of the existence of an Acquiring Person (such date being the “Stock Acquisition Date”) or (ii) ten

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(10) business days (or such later time as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person.

An Acquiring Person would not include, among others: (i) Vonage or any of its subsidiaries; (ii) employee benefit plans and persons holding shares of Common Stock on behalf of such plans; (iii) existing 4.9% stockholders (unless they increase their percentage stock ownership); (iv) persons or groups who, in the Board’s view, have inadvertently become 4.9% stockholders, unless and until such person or group shall have failed to divest, as soon as practicable, sufficient shares of Common Stock such that they would no longer be a 4.9% stockholder (upon terms or conditions satisfactory to the Board); (v) an “investment advisor” to mutual funds or trustees of certain qualified trusts if immediately after any increase in Beneficial Ownership of the Common Stock by such Person (A) no single mutual fund or qualified trust advised by such investment advisor or such trustee, respectively, actually owns or beneficially owns 4.9% or more of the shares of Common Stock then outstanding and (B) such investment advisor or trustee Beneficially Owns (other than with respect to such mutual funds or such trusts, as applicable) less than 4.9% of the shares of Common Stock then outstanding; and (vi) 4.9% stockholders whose acquisitions, in the Board’s view, would not be inconsistent with the purpose of the Rights Agreement.

“Flip-In”. In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of Vonage), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or its Affiliates and Associates and certain transferees thereof will be null and void.

Exchange. At any time after the Stock Acquisition Date but before the time the Acquiring Person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights beneficially owned by an Acquiring Person or any other Rights that shall be deemed void under the terms of the Rights Agreement), in whole or in part, at an exchange ratio equal to one share of Common Stock per Right (subject to adjustment).

Redemption. At any time until the close of business on the tenth day following the Stock Acquisition Date, Vonage may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights (or at the effective time of such redemption designated by the Board), the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Expiration. The Rights will expire on the earliest of (i) the time at which the Rights are redeemed pursuant to the Rights Agreement, (ii) the time at which the Rights (other than Rights owned by an Acquiring Person) are exchanged pursuant to the Rights Agreement, (iii) the repeal of Section 382 of the Code or any successor statute if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, (iv) the close of business on the first day of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward, (v) the close of business on June 7, 2013, provided that, prior to such date, the Board of Directors may determine to extend the Rights Agreement to a date not later than the close of business on the third anniversary of the date of the Rights Agreement as long as such extension is submitted to the stockholders of the Company for ratification at the 2013 Annual Meeting of Stockholders, or (vi) the first business day after the date on which the Inspectors of Election for the Company’s 2013 Annual Meeting of Stockholders certify that the Rights Agreement has not been approved by stockholders at that meeting.

Amendments. Any of the provisions of the Rights Agreement may be amended by the Board for so long as the Rights are redeemable (other than changes to the redemption price, which may not be amended). After the time that the Rights are redeemable, the provisions of the Rights Agreement may be amended by the Board provided that no such amendment may (i) adversely affect the interests of the holders of the Rights, (ii) cause the Rights Agreement to again become amendable or (iii) cause the Rights to again become redeemable.

Stockholder Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a Vonage stockholder, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Vonage, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) as set forth above or in the event the Rights are redeemed.

Antidilution Provisions. The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On June 8, 2012, the Company issued a press release announcing the adoption of the Rights Agreement and declaration of the dividend. A copy of the press release is attached as

Exhibit 99.1. Any description contained in the press release of the Rights Agreement and the Rights is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are filed as part of this report:

	4.1	Tax Benefits Preservation Plan, dated as of June 7, 2012, by and between Vonage Holdings Corp. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including as Exhibit A the form of Certificate of Designation of the Company’s Series A Participating Preferred Stock and as Exhibit B the forms of Right Certificate and of Election to Purchase

	99.1	Press Release, dated June 8, 2012, issued by Vonage Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2012

VONAGE HOLDINGS CORP.

By:	/s/ Kurt M. Rogers
Name: Kurt M. Rogers
Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Tax Benefits Preservation Plan, dated as of June 7, 2012, by and between Vonage Holdings Corp. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including as Exhibit A the form of Certificate of Designation of the Company’s Series A Participating Preferred Stock and as Exhibit B the forms of Right Certificate and of Election to Purchase

99.1	Press Release, dated June 8, 2012, issued by Vonage Holdings Corp.